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                                                                  EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the incorporation by reference in the registration statement of F.N.B. Corporation on Forms S-3 (Registration Nos. 333-31909 and 333-46581) and Forms S-8 (Registration Nos. 33-78114, 33-78134, 333-03489,
333-03493, 333-03495, 333-03503, 333-01997, 333-22909 and 333-42333) of our
report dated January 24, 1997 on our audit of the consolidated financial statements of West Coast Bancorp, Inc. for the year ended December 31, 1996, which report is included as an exhibit to F.N.B. Corporation's Annual Report on Form 10-K.



/s/ PRICEWATERHOUSECOOPERS LLP


Tampa, Florida
March 16, 1999